EXHIBIT (h)(3)

                                    EXHIBIT A
                                    ---------

       THIS EXHIBIT A, amended and restated as of _________, 2009 for the addition of YieldQuest Core Bond Fund and YieldQuest Core Tax Exempt Bond Fund, is the Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 8, 2008 between PNC Global Investment Servicing (U.S.) Inc. and YieldQuest Funds Trust, as amended from time to time.

                                   PORTFOLIOS
                                   ----------

                           YieldQuest Core Equity Fund

                        YieldQuest Total Return Bond Fund

                         YieldQuest Tax-Exempt Bond Fund

                         YieldQuest Flexible Income Fund

                        YieldQuest Low Duration Bond Fund

                  YieldQuest Low Duration Tax-Exempt Bond Fund

                            YieldQuest Core Bond Fund

                      YieldQuest Core Tax-Exempt Bond Fund

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:    ____________________

Name: Jay F. Nusblatt

Title: Senior Vice President

YIELDQUEST FUNDS TRUST

By:    ____________________

Name:  ____________________

Title: ____________________